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EXHIBIT 11.1

COMPUTATION OF EARNINGS PER SHARE

For the following periods the registrant had no securities that were dilutive for the calculation of earnings per share.


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                                                                                  Weighted average number of
   Summary from unaudited                  Basic and diluted loss per              basic and diluted common
    financial statements                          common share                     stock shares outstanding
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
Three months ended 12/31/2000                      $(0.00)                               495,456,917
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Three months ended 12/31/1999                      $(0.00)                               487,932,511
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